SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549

                            ------------------------


                                   FORM 8 - K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): February 21, 2006


                              Data I/O Corporation
             (Exact name of registrant as specified in its charter)


                                   Washington
                 (State of other jurisdiction of incorporation)


        0-10394                                             91-0864123
    (Commission File Number)                  (IRS Employer Identification No.)


  10525 Willows Road N.E., Redmond, WA                                     98052
  (Address of principal executive offices)                            (Zip Code)


       Registrant's telephone number, including area code: (425) 881-6444


                                 Not Applicable
          (Former name or former address, if changed since last report)


                                Page 1 of 6 Pages

Item 2.02 Results of Operation and Financial Condition

A copy of a press release made on February 21, 2006 follows:


Joel Hatlen                                    Deb Stapleton/Christina Carrabino
VP, Finance and Chief Financial Officer        Stapleton Communications Inc.
Data I/O Corporation                           (650) 470-0200
(425) 881-6444                                 deb@stapleton.com
                                               christina@stapleton.com


            DATA I/O ANNOUNCES FOURTH QUARTER 2005 FINANCIAL RESULTS

Redmond, Wash., February 21, 2006 - Data I/O Corporation (NASDAQ: DAIO), the leading provider of manual and automated device programming systems, today announced financial results for the fourth quarter ended Dec. 31, 2005.

Revenues for the fourth quarter of 2005 were $8.4 million, compared with $6.6 million in the third quarter of 2005. Order bookings were $7.6 million, compared with $ 7.8 million in the third quarter of 2005. Gross margins in the fourth quarter of 2005 were 52.5 percent, compared with 57.0 percent in the prior quarter. The lower gross margin percentage for the fourth quarter was due to the product sales mix, the effect of reducing the level of inventories on overhead and unfavorable manufacturing and inventory variances during the quarter.

In accordance with U.S. generally accepted accounting principles (GAAP), net income in the fourth quarter of 2005 was $363,000, or $0.04 per share, compared with net income of $127,000, or $0.02 per share, in the third quarter of 2005. The company remains debt-free.

Fiscal Year 2005 Results
For the year ended Dec. 31, 2005, Data I/O reported revenues of $28.3 million, a
4.0 percent increase from revenues of $27.3 million in 2004. Net income for 2005 was $582,000 or $0.07 per share, compared with a net loss of $92,000 or a net loss of $0.01 per share for 2004. Gross margins in 2005 were 56.8 percent, compared with 53.4 percent in the prior year.

"During the fourth quarter, we signed a distribution agreement with Toyo Corporation of Japan, a leading supplier of powerful manufacturing solutions and support," said Fred Hume, president and CEO. "We believe that Toyo will enable us to strengthen our sales not only in Japan but also with Japanese companies that are located in China. Expanding our business in Japan and China is one of our major goals in 2006 and we are excited about the compelling market opportunities in this region.

"We strengthened our marketing and sales organization during the fourth quarter with the appointments of Harald Weigelt as vice president, worldwide sales and services, Zel Liu as the China sales director and Megan Miller as director of marketing. These individuals bring to Data I/O many years of solid experience in sales and marketing that will be benefit us as we continue to develop new products and drive our sales efforts," said Hume.

First Quarter 2006 Guidance
Data I/O currently expects that revenues in the first quarter of 2006 will be similar to the level of order bookings it had in the fourth quarter of 2005. Gross margins are expected to increase based on a more typical order mix and the non-recurrence of the unfavorable overhead effect of inventory reductions and certain variances.

Conference Call Information
A conference call discussing the fourth quarter and 2005 financial results will follow this release today at 2:00 p.m. Pacific time/5:00 p.m. Eastern time. To listen to the conference call, please dial (773) 681-5826, passcode: DAIO. A taped replay will be made available approximately one hour after the conclusion of the call and will remain available for one week. To access the replay, please dial (203) 369-3872. The conference call will also be simultaneously webcast over the Internet; visit the Investor Relations section of the Data I/O Corporation website at http://www.dataio.com to access the call from the site. This webcast will be recorded and available for replay on the Data I/O Corporation website approximately two hours after the conclusion of the conference call.


About Data I/O Corporation
Celebrating more than 30 years of innovative leadership in the device programming industry, Data I/O Corporation (NASDAQ: DAIO), provides manual and automated device programming systems that specifically address the requirements of engineering and manufacturing customers. FlashCORE(TM), Sprint and UniSite families provide a wide range of device support and versatility to address a user's many different programming needs. Data I/O Corporation has headquarters in Redmond, WA, with sales and services offices worldwide. For further information, visit the company's website at http://www.dataio.com.


Forward Looking Statement
Statements in this news release concerning future revenues, future margins, future results from operations, financial position, economic conditions, product releases and any other statement that may be construed as a prediction of future performance or events are forward-looking statements which involve known and unknown risks, uncertainties and other factors which may cause actual results to differ materially from those expressed or implied by such statements. These factors include uncertainties as to levels of orders, ability to record revenues based upon the timing of product deliveries and installations, market acceptance of new products, changes in economic conditions and market demand, pricing and other activities by competitors, and other risks including those described from time to time in the Company's filings on Forms 10K and 10Q with the Securities and Exchange Commission (SEC), press releases and other communications.



                       - Summary Financial Data Attached -

                              DATA I/O CORPORATION
                       COMPARATIVE STATEMENTS OF EARNINGS
                      (in thousands except per share data)

                                                          Fourth Quarter                              Twelve Months Ended
                                            -------------------------------------------      --------------------------------------
                                                                               Percent                                    Percent
                                              12/31/2005     12/31/2004         Change       12/31/2005    12/31/2004     Change
                                            --------------- -------------- ------------      ------------ ------------- -----------
Net sales                                           $8,356         $5,815        43.7%            $28,321      $27,310         3.7%
Gross margin                                         4,388          3,129        40.2%             16,091       14,584        10.3%
Gross margin as percent of sales                     52.5%          53.8%        -1.3%              56.8%        53.4%         3.4%
Operating expenses:
  Research & development                             1,381          1,415        -2.4%              5,286        5,057         4.5%
  Selling, general and administrative                2,663          2,336        14.0%             10,085        9,036        11.6%
  Provision for business restructure                    23             60                              96          562

                                            --------------- --------------                  -------------- ------------
Operating income (loss)                                321           (682)                            624          (71)
Non-operating income (expense):
  Interest, net                                         31             30                              96           59
  Foreign currency exchange                             25            (49)                            (18)         (94)

                                            --------------- --------------                  -------------- ------------
Income/(loss) from operations before taxes             377           (701)                            702         (106)
Income tax expense (benefit)                            14           (117)                            120          (14)

                                            --------------- --------------                  -------------- ------------
Net income/(loss)                                     $363          ($584)                           $582         ($92)
                                            =============== ==============                  ============== ============

Diluted earnings/(loss) per share                    $0.04         ($0.07)                          $0.07       ($0.01)

Diluted weighted average shares
outstanding                                          8,625          8,061                           8,532        8,029

                             CONDENSED BALANCE SHEET
                                 (in thousands)

                                                                           12/31/2005              12/31/2004
                                                                          ------------            ------------
Cash and cash equivalents                                                      $4,362                  $5,534
Short-term investments                                                            800                   1,037
Accounts receivable, net                                                        6,828                   4,489
Inventories                                                                     3,529                   4,139
Other current assets                                                              329                     652
Land, building and equipment                                                    2,274                   1,970
Other long-term assets                                                             15                      26
                                                                          ------------            ------------
        Total assets                                                          $18,137                 $17,847
                                                                          ============            ============


Current liabilities                                                            $5,466                  $5,601
Deferred gain on sale of property                                                 388                     776
Shareholders' equity                                                           12,283                  11,470
                                                                          ------------            ------------
        Total liabilities and shareholders'equity                             $18,137                 $17,847
                                                                          ============            ============

SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    Data I/O Corporation


February 23, 2006                   By _/s/Frederick R. Hume
                                    Frederick R. Hume
                                    President
                                    Chief Executive Officer



                                    By _/s/Joel S. Hatlen
                                    Joel S. Hatlen
                                    Vice President - Finance
                                    Chief Financial Officer
                                    Secretary and Treasurer